Exhibit 4.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 25, 2013, is entered into among Par Petroleum Corporation, a Delaware corporation (the “Company”), and each of the other parties executing a counterpart signature page hereof whether on or after the date hereof.

W I T N E S S E T H

WHEREAS, the Company and certain stockholders of the Company (the “Investors”) are parties to that certain Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), with respect to the purchase by the Investors of an aggregate of 143,884,892 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company for an aggregate purchase price of $200,000,000 in a private placement under Regulation D of the Securities Act (the “Offering”); and

WHEREAS, the Company has agreed to provide such Investors who execute this Agreement with the registration rights specified in this Agreement with respect to any shares of Common Stock purchased by each such Investor in the Offering, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

“Additional Registration Statement” has the meaning set forth in Section 2.1(d).

“Adverse Effect” means an adverse effect on the price, timing or distribution of the Registrable Shares pursuant to any Registration Statement, based on market conditions or otherwise.

“Advice” has the meaning set forth in Section 2.6.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the Preamble.

“Allocated Purchase Price” means, with respect to each Holder, the amount paid by such Holder for the Common Stock purchased by such Holder under the Common Stock Purchase Agreement.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York City, New York are authorized or required by law to close.

“Closing Date” means the date that the Offering closes pursuant to the Common Stock Purchase Agreement.

“Commitment Letter” means that certain commitment letter dated June 14, 2013 entered into by the Company and the Purchasers whereby each of the Purchasers offered the Company its binding commitment and agreement to purchase in the aggregate $200,000,000 of shares of the Common Stock at a price of $1.39 per share, for the purposes and upon and subject to the terms and conditions set forth therein.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble and will include any successors pursuant to Section 2.12.

“Company Covered Persons” has the meaning set forth in Section 2.8(b).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Cut Back Shares” has the meaning set forth in Section 2.1(d).

“Demand Request” has the meaning set forth in Section 2.2(a).

“Demanding Stockholder” has the meaning set forth in Section 2.2(a).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus and (ii) each Issuer Free Writing Prospectus.

“Effectiveness Deadline” means, (i) with respect to the Initial Registration Statement, as promptly as practicable after filing thereof, but in no event later than (x) 180 days after the Closing Date, or (y) if earlier, 5 Business Days after the date on which the SEC informs the Company (I) that the SEC will not review the Initial Registration Statement or (II) that the Company may request the acceleration of the effectiveness of the Initial Registration Statement and the Company makes such request; (ii) with respect to any Additional Registration Statement, as promptly as practicable after the filing thereof, but in no event later than one year after the Closing Date and (iii) with respect to any Registration Statement in connection with an Underwritten Registration, as promptly as practicable after the filing thereof; provided, that if in any case the Effectiveness Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Effectiveness Deadline shall be the following Business Day.

“Effectiveness Period” means, (i) with respect to the Initial Registration Statement and any Additional Registration Statements, the period from the date of first effectiveness until the earlier to occur of the following: (a) the Holders have sold all of the Registrable Shares, (b) all of the Registrable Shares may be sold by the Holders without volume restrictions pursuant to Rule 144 or (c) the third anniversary of the effective date of such Registration Statement; (ii) with respect to an Underwritten Registration that is not a Shelf Registration, a period of not less than one hundred and eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) from the date of first effectiveness; and (iii) with respect to a Shelf Registration, from the date of first effectiveness

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until the earlier of (x) the third anniversary of the effective date of such Registration Statement and (y) the date on which all the Registrable Shares subject thereto have been sold pursuant to such Registration Statement.

“Event” has the meaning set forth in Section 2.1(b).

“Event Date” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities on Form S-8 or any similar successor form or (ii) securities to effect the acquisition of, or combination with, another Person registered on Form S-4 or any similar successor form.

“Filing Deadline” means (i) with respect to the Initial Registration Statement, the 60th day following the Closing Date and (ii) with respect to any Additional Registration Statement, the 30th day after the date that the Company is allowed to file such Additional Registration Statement by the SEC; provided, that if in any case the Filing Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Filing Deadline shall be the following Business Day.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; any court, tribunal or arbitrator; any self-regulatory organization; or any securities exchange or quotation system.

“Holder” means (i) each Person executing a counterpart signature hereto and (ii) any other Person who shall have become a party to this Agreement in accordance with Section 2.9.

“Holder Covered Persons” has the meaning set forth in Section 2.8(a).

“Initial Registration Statement” has the meaning set forth in Section 2.1(a).

“Inspectors” has the meaning set forth in Section 2.5(j).

“Investors” has the meaning set forth in the Recitals.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act.

“Joinder Agreement” has the meaning set forth in Section 2.9.

“Liquidated Damages” has the meaning set forth in Section 2.1(b).

“Material Disclosure Event” means, as of any date of determination, any event relating to the Company or any of its Subsidiaries that the Board reasonably determines in good faith, after consultation with outside counsel to the Company, (i) would require disclosure of material, non-public information in any Registration Statement or related prospectus including Registrable Shares (including documents incorporated by reference therein) so that such Registration Statement would not be materially misleading

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or otherwise not in compliance with applicable securities laws, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such Registration Statement or related prospectus and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its Subsidiaries or would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

“Notice” has the meaning set forth in Section 4.8(a).

“Offering” has the meaning set forth in the Recitals.

“Party” means any party to this Agreement.

“Person” or “person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, company, joint venture, trust, Governmental Authority or other entity.

“Qualified Public Offering” means (i) a public offering of Common Stock under the United States securities laws or (ii) any merger, consolidation, business combination, amalgamation, transfer of all or substantially all of the assets of the Company, or similar transaction to a third party as a result of which the shareholders of the Company receive, as the consideration in such merger, consolidation, business combination, amalgamation, transfer or similar transaction, equity securities of a class that (A) has been registered as part of a public offering under the United States securities laws and (B) is publicly traded on a national securities exchange or the London Stock Exchange or quoted on an automated interdealer quotation system in or outside the United States, which raises a minimum of $30 million of gross proceeds to the Company and/or the shareholders of the Company.

“Records” has the meaning set forth in Section 2.5(j).

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Shares” means (i) the shares of Common Stock purchased by the Investors pursuant to the Common Stock Purchase Agreement, and (ii) any and all shares of Common Stock issued or issuable with respect to such shares of Common Stock by way of stock dividend or a stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization.

“Registration Statement” shall mean each of the Initial Registration Statement, any Additional Registration Statements and any registration statement in connection with an Underwritten Registration.

“Requesting Holders” has the meaning set forth in Section 2.2(e).

“Required Filing Date” has the meaning set forth in Section 2.2(b).

“Rule 144” means Rule 144 promulgated under the Securities Act, as the same may be amended from time to time, and any successor or similar rule or regulation hereafter adopted by the SEC.

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“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Restrictions” has the meaning set forth in Section 2.1(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Selling Securityholder Questionnaire” has the meaning set forth in Section 2.14.

“Shelf Registration” has the meaning set forth in Section 2.2(c).

“Subsidiaries” means any other Person (a) in which the Company owns, directly or indirectly, fifty percent (50%) or more of the securities or other ownership interests of such other Person, or (b) in which the Company owns, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of managers or directors, or other persons performing similar functions, of such other Person.

“Suspension Notice” has the meaning set forth in Section 2.6.

“Suspension Period” has the meaning set forth in Section 2.6.

“Underwritten Registration” has the meaning set forth in Section 2.2(a).

Section 1.2 Headings. Headings shall be ignored in construing this Agreement.

Section 1.3 Singular, plural, gender. References to one gender include all genders and references to the singular include the plural and vice versa.

Section 1.4 Recitals and Sections. References to this Agreement shall include the Recitals to it and references to Sections are to Sections of this Agreement.

Section 1.5 Information. References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

Section 1.6 Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed as if it is drafted by all the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement if an ambiguity or question of intent or interpretation arises.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.1 Registration.

(a) Registration Statement. Subject to the terms and conditions of this Agreement, as soon as reasonably practicable after the Closing Date, but in any event no later than the applicable Filing Deadline, the Company will prepare and file a registration statement on Form S-1 or Form S-3 if the Company is eligible to use such form prior to effectiveness (the “Initial

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Registration Statement”) with the SEC for the resale of the Registrable Shares. The Company shall use its commercially reasonable efforts to (a) have the Initial Registration Statement declared effective on or prior to the applicable Effectiveness Deadline, and (b) cause the Initial Registration Statement to continue to be effective until the expiration of the applicable Effectiveness Period. For avoidance of doubt, the Company’s obligations hereunder shall include the filing of all amendments, post-effective amendments and supplements to the Initial Registration Statement and the prospectus used therein as may be necessary to keep such Initial Registration Statement effective throughout the applicable Effectiveness Period and comply with the Securities Act with respect to the disposition of all Registrable Shares during such period, as required pursuant to Section 2.5(a).

(b) Liquidated Damages. If any Registration Statement (other than any Registration Statement with respect to an Underwritten Registration) (i) is not filed with the SEC on or prior to the applicable Filing Deadline, (ii) is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the applicable Effectiveness Deadline, or (iii) does not remain effective for the applicable Effectiveness Period for any reason, (any such failure or breach in clauses (i) through (iii) above being referred to as an “Event,” and, the date on which such Event occurs being referred to as an “Event Date”) then in addition to any other rights the Holders may have hereunder or under applicable law, from the Event Date, for each day that the Event continues, the Company shall pay the Holders with respect to such Event, as liquidated damages and not as a penalty, an amount in cash equal to 0.25% of the Holder’s Allocated Purchase Price per calendar month or portion thereof prior to the cure of an Event (the “Liquidated Damages”). Notwithstanding the foregoing, the maximum payment of Liquidated Damages to any Holder associated with all Events in the aggregate shall not exceed 0.75% of the Holder’s Allocated Purchase Price.

(c) Waiver of Liquidated Damages. The Company may request a waiver of its obligation to pay any Liquidated Damages pursuant to Section 2.1(b), which may be granted or withheld by the consent of the Holders of a majority of the Registrable Shares, taken as a whole, in their sole discretion. The Company’s obligation to pay Liquidated Damages under Section 2.1(b) other than partial Liquidated Damages owing but not yet paid shall terminate at such time as the registration rights granted by this Agreement terminate in accordance with Section 3.1.

(d) SEC Modification of Offering Size. If at any time the SEC takes the position that the offering of some or all of the Registrable Shares on the Initial Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter”, the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Initial Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter”. The Holders shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Holders’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2.1(d), the SEC refuses to alter its position, the Company shall (i) remove from the Initial Registration Statement such portion of the Registrable Shares objected to by the SEC (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Initial Registration

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Statement without the prior written consent of such Holder. Any cut-back imposed on the Holders pursuant to this Section 2.1(d) shall be allocated among the Holders on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Holders otherwise agree. On or prior to the applicable Effectiveness Deadline, the Company shall have one or more registration statements on Form S-1 or Form S-3, as applicable, declared effective covering the resale of the Cut Back Shares (each an “Additional Registration Statement”). For the avoidance of doubt, the Liquidated Damages described above shall not begin to accrue with respect to such Cut Back Shares until after the applicable Effectiveness Deadline.

Section 2.2 Underwritten Registration.

(a) Request for Underwritten Registration. At any time after the date of this Agreement, any Holder or group of Holders that, together with its or their Affiliates, holds more than $50 million of the Registrable Shares (collectively, a “Demanding Stockholder”) shall have the right to require the Company to file a registration statement on Form S-1 or S-3, as applicable, or any similar form or successor to such forms under the Securities Act, or any other appropriate form under the Securities Act or the Exchange Act for an underwritten public offering of all or part of its Registrable Shares (an “Underwritten Registration”), by delivering to the Company written notice stating that such right is being exercised, naming the Demanding Stockholder(s) whose Registrable Shares are to be included in such registration, specifying the aggregate number of the Demanding Stockholder’s Registrable Shares to be included in such registration and, subject to Section 2.2(d) hereof, describing the intended method of distribution thereof to the extent then known (a “Demand Request”). The Demanding Stockholders hereunder shall collectively have the right to require up to three (3) Underwritten Registrations under this Section 2.2(a) and the Demanding Stockholders shall be limited to one Demand Request in any 365 day period.

(b) Required Filing Date. Subject to Section 2.2(g), the Company shall file the Registration Statement in respect of an Underwritten Registration as soon as practicable and, in any event, within ninety (90) days after receiving a Demand Request (the “Required Filing Date”) on any form for which the Company then qualifies, and which form shall be available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, and shall use commercially reasonable efforts to cause the same to be declared effective by the SEC on or before the applicable Effectiveness Deadline.

(c) Shelf Registration. With respect to any Underwritten Registration, subject to the availability of a registration statement on Form S-3 (or any successor form), the Company shall, upon written request from a Demanding Stockholder, agree to effect a registration of the Registrable Shares in a continuous offering pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”), and, thereafter, shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act on or before the applicable Effectiveness Deadline.

(d) Selection of Underwriters. The offering of Registrable Shares pursuant to such Underwritten Registration, including pursuant to a Shelf Registration, shall be in the form of a “firm commitment” underwritten offering. The Demanding Stockholders making such Demand Request shall select (i) the investment banking firm or firms to manage the underwritten offering and (ii) counsel to the Requesting Holders; provided that, in the case of clause (i), such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed. No Holder may participate in any underwritten registration pursuant to Section 2.2(a) unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in

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any underwriting agreement agreed upon by the Company and accepts the underwriters selected in accordance with the procedures described in this Section 2.2(d), and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreement; provided that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his, her or its Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances created by such Holder, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to such Holder’s compliance with securities laws with respect to the Registrable Shares as may be reasonably requested; provided, further that any obligation of such Holder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Shares, and such liability shall be limited to the net amount received by such Holder from the sale of his, her or its Registrable Shares pursuant to such Underwritten Registration (which amounts shall include the amount of cash or the fair market value of any assets, including Common Stock, received in exchange for the sale or exchange of such Registrable Shares or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net amounts; provided, further that this Section 2.2(d) shall not require any Holder of Registrable Shares to agree to any lock up agreement, market standoff agreement or holdback agreement other than those permitted by Section 2.4 hereof.

(e) Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Underwritten Registration to all other Holders of Registrable Shares, who shall have the right, exercisable by written notice to the Company within fifteen (15) days of their receipt of the Company’s notice, to elect to include in such Underwritten Registration such portion of their Registrable Shares as they may request, so long as such Registrable Shares are proposed to be disposed of in accordance with the method or methods of disposition requested pursuant to this Section 2.2. All Holders requesting to have their Registrable Shares included in an Underwritten Registration in accordance with the preceding sentence together with all Demanding Stockholders shall be deemed to be “Requesting Holders” for purposes herein.

(f) Priority on Underwritten Registrations. No securities to be sold for the account of any Person (including the Company), other than a Requesting Holder, shall be included in an Underwritten Registration if the managing underwriters shall advise the Company and the Requesting Holders in writing that the aggregate amount of such securities requested to be included in any such Underwritten Registration would have an Adverse Effect. Furthermore, if the managing underwriters shall advise the Company and the Requesting Holders that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Underwritten Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Underwritten Registration shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder; provided, that if the number of Registrable Shares owned by the Demanding Stockholder to be included in the Underwritten Registration is less than 80% of the number requested to be so included by such Demanding Stockholder, the Demanding Stockholder may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Underwritten Registration in accordance

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with Section 2.7 hereof. An Underwritten Registration shall not count as an Underwritten Registration until the Registration Statement in connection with such offering has become effective, and any Underwritten Registration shall not count as an Underwritten Registration unless the Demanding Stockholder is able to register and sell at least 80% of the Registrable Shares requested to be included by such Demanding Stockholder in such Underwritten Registration.

(g) Deferral of Filing. The Company may defer the filing (but not the preparation) of a Registration Statement required by this Section 2.2 until after the Required Filing Date (i) for a period not to exceed one hundred eighty (180) days, if, at the time the Company receives the Demand Request, there exists a Material Disclosure Event, or (ii) for a period not to exceed one hundred eighty (180) days, if at the time the Company receives the Demand Request, the Board determines in its reasonable judgment that such Underwritten Registration would (A) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company or (B) render the Company unable to comply with requirements under the Securities Act or Exchange Act. A deferral of the filing of a Registration Statement pursuant to this Section 2.2(g) shall be lifted, and the requested Registration Statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the Material Disclosure Event is disclosed or terminated, or, in the case of a deferral pursuant to clause (ii)(A) of the preceding sentence, the acquisition, corporate organization or similar transaction is abandoned, or, in the cause of a deferral pursuant to clause (ii)(B) of the preceding sentence, such Underwritten Registration would no longer render the Company unable to comply with the requirements under the Securities Act or the Exchange Act. In order to defer the filing of a Registration Statement pursuant to this Section 2.2(g), the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.2(g), a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the Demanding Stockholder may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Underwritten Registration in accordance with Section 2.7 hereof. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2.2(g) only once in any consecutive twelve (12)-month period; provided that any deferral pursuant to this Section 2.2(g) shall be deemed to be a “Suspension Period” for purposes of Section 2.6 and shall be subject to the limitations and obligations during Suspension Periods set forth in Section 2.6. Each Holder agrees to keep confidential the fact that the Company has exercised its rights under this Section 2.2(g) and all facts and circumstances relating to such exercise until such information is made public by the Company.

(h) Withdrawal and Cancellation. Any Requesting Holder may withdraw its Registrable Shares from an Underwritten Registration at any time prior to effectiveness of the related Registration Statement and any Demanding Stockholder shall have the right to cancel a proposed Underwritten Registration of Registrable Shares pursuant to this Section 2.2(h). Upon such cancellation, the Company shall cease all efforts to secure registration and such Underwritten Registration shall not be counted as an Underwritten Registration under this Agreement for any purpose so long as the Demanding Stockholder pays all expenses (including the expenses of the Company) of such cancelled Underwritten Registration.

(i) Inclusion of Other Securities. In any Underwritten Registration requested pursuant to this Section 2.2, the Company shall not be permitted to register securities other than

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Registrable Shares for sale for the account of any Person (including the Company), unless permitted to do so by the written consent of the Holders of a majority of the Registrable Shares to be sold in such Underwritten Registration.

Section 2.3 SEC Registration Statements.

(a) In the event that the Company becomes eligible to use Form S-3 (or any successor form) after any Registration Statement has become effective, the Company may, or at the request of the Holders of at least a majority of the Registrable Shares, shall convert all such Registration Statements on Form S-1 into Registration Statements on Form S-3 pursuant to Rule 429 under the Securities Act. The Company shall use commercially reasonable efforts to become and remain eligible to use Form S-3.

(b) All Registration Statements shall comply with applicable requirements of the Securities Act, and, together with each prospectus included, filed or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 2.4 Holdback Agreements.

(a) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, except pursuant to Excluded Registrations, during the seven (7) days prior to the effective date of any Registration Statement and thereafter until the date on which all of the Registrable Shares subject to such Registration Statement have been sold (not to exceed ninety (90) days, as required by the underwriters managing the offering, subject to one extension of no more than seventeen (17) days if required by the underwriters managing the offering in connection with NASD Rule 2711(f) or any similar or successor provision) and (ii) if requested by the managing underwriters, to use reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of an Underwritten Registration, if otherwise permitted); provided that the foregoing described holdback shall not apply to the extent that the managing underwriters of such offering otherwise agree or, in the event a Registration Statement does not relate to an Underwritten Registration with respect to clause (i), if the holders of a majority of such Registrable Shares consent thereto.

(b) If any Holders of Registrable Shares notify the Company in writing that they intend to effect an Underwritten Registration registered pursuant to a Shelf Registration, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, except pursuant to Excluded Registrations, during the seven (7) days prior to and during the ninety (90)-day period beginning on the filing of the prospectus supplement with respect to such offering (not to exceed ninety (90) days, as required by the underwriters managing the offering, subject to one extension of no more than seventeen (17) days if required by the underwriters managing the offering in connection with NASD Rule 2711(f) or any similar or successor provision); and (ii) if requested by the managing underwriters, to use reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such Underwritten Registration, if otherwise permitted); provided that the foregoing described holdback shall not apply to the extent that the managing underwriters of such offering otherwise agree.

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(c) Each Holder of Registrable Shares agrees, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any Registrable Shares, or any securities convertible into or exchangeable or exercisable for Registrable Shares, including any sale pursuant to Rule 144 (except as part of such underwritten offering), during the seven (7) days prior to and ending up to ninety (90) days after the date of the final prospectus; provided that the duration of the foregoing restriction shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other holder of Common Stock of the Company on whom a restriction is imposed in connection with such public sale and distribution; provided however, that the restrictions set forth in this Section 2.4(c) shall not apply with respect to a Holder that owns less than $10 million of Registrable Shares based on the Allocated Purchase Price of such Holder; and provided, further, that after a Qualified Public Offering, any Holder, upon notice to the Company that such Holder wishes to surrender such Holder’s rights under the Agreement, shall, upon such notice, no longer be subject to the obligations imposed by this Agreement, including this Section 2.4(c).

Section 2.5 Registration Procedures. The Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the terms hereof, and pursuant thereto the Company shall as expeditiously as possible, but subject to the other provisions of this Agreement:

(a) prepare and file with the SEC by the applicable Filing Deadline or the Required Filing Date, as applicable, each Registration Statement on the appropriate form under the Securities Act with respect to such Registrable Shares as required or permitted in accordance with the terms of this Agreement and use commercially reasonable efforts to cause such Registration Statement to become effective by the applicable Effectiveness Deadline, and to remain continuously effective throughout the applicable Effectiveness Period, prepare and file with the SEC such amendments, post-effective amendments, and supplements to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective throughout the applicable Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement; provided that as far in advance as practicable before filing any such Registration Statement or any amendment or supplement to such Registration Statement, the Company shall furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits and documents that are to be incorporated by reference into the Registration Statement, amendment or supplement), and any such Holder shall have the opportunity to provide comments to any information contained therein and the Company shall make any corrections or other amendments reasonably requested by such Holder with respect to such information prior to filing any such Registration Statement, amendment or supplement;

(b) furnish without charge to each Holder selling Registrable Shares and the underwriters, if any, of the securities being registered such number of copies of each Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), any documents incorporated by reference therein and such other documents as such Holder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder or the sale of such securities by such underwriters (it being understood that, subject to this Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by

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each such Holder and the underwriters in connection with the offering and sale of the Registrable Shares covered by the Registration Statement of which such prospectus, amendment or supplement is a part);

(c) use commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any Holder thereof or any managing underwriters reasonably request; use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the applicable Effectiveness Period; and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction where it is not at such time so subject, or (iii) consent to general service of process in any such jurisdiction where it is not at such time so subject;

(d) promptly notify each Holder of such Registrable Shares and each underwriter, if any, in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation or threat of initiation of any proceedings for that purpose; and (iii) if such Registration Statement or related prospectus, at the time it or any amendment thereto became effective or at any time such prospectus is required to be delivered under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, upon the discovery by the Company of such material misstatement or omission or of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission; provided that, in the case of clause (iii), promptly after delivery of such notice, the Company shall, as the case may be, (x) prepare and file with the SEC a post-effective amendment to such Registration Statement and use commercially reasonable efforts to cause such amendment to become effective so that such Registration Statement, as so amended, shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) prepare and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e) permit (i) any selling Holder that, in such Holder’s reasonable judgment, may be deemed to be an underwriter or a controlling person of the Company (in each case, within the meaning of the Securities Act) and (ii) any selling Holder holding, or representing Holders of, a majority of the Registrable Shares included in such Registration Statement, to participate in the preparation of such Registration Statement or related prospectus and reasonably incorporate any information about such Holder furnished to the Company by such Holder that, in the reasonable judgment of the Company, should be included;

(f) make reasonably available senior management of the Company, as selected by the Holders of a majority of the Registrable Shares included in such registration, to assist in the marketing of the Registrable Shares covered by such registration, including the participation of

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such members of the Company’s senior management in road show presentations and other customary marketing activities, including “one on one” meetings with prospective purchasers of the Registrable Shares to be sold in an Underwritten Registration and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its capital stock; provided that such assistance does not unduly interfere with the normal operations of the Company in the ordinary course of business, consistent with past practice;

(g) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act, and make generally available to the Company’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as reasonably practicable, but no later than thirty (30) days after the end of the twelve (12)-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said twelve (12)-month period; provided that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act as required thereby and otherwise complies with Rule 158 under the Securities Act;

(h) in the case of an Underwritten Registration, if requested by the managing underwriters or any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or such selling Holder reasonably requests to be included therein, including with respect to the Registrable Shares being sold by such selling Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i) cooperate with the selling Holders and the managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Shares sold under any Registration Statement, which certificates shall not bear any restrictive legends unless required under applicable law, and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriters or such selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(j) promptly make available for inspection by any selling Holder and any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (j) if (i) the Company reasonably determines in good faith, after consultation with outside counsel, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company

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has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (ii) such selling Holder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each selling Holder agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(k) furnish to each selling Holder and underwriter, if any, copies of (i) an opinion or opinions of counsel to the Company and updates thereof covering the matters customarily covered in opinions requested in underwritten offerings and (ii) a comfort letter or comfort letters and updates thereof from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by comfort letters to underwriters in connection with underwritten offerings;

(l) cause the Registrable Shares included in any Registration Statement to be listed on each securities exchange or quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

(m) provide a transfer agent and registrar for all Registrable Shares registered hereunder not later than the effective date of the Registration Statement related thereto;

(n) use commercially reasonable efforts to cause Registrable Shares covered by such Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares;

(o) notify each selling Holder promptly of any written comments by the SEC or any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(p) if applicable, enter into an underwriting agreement for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to that offering, including indemnities and contribution to the effect and to the extent provided in Section 2.8 and the provision of opinion of counsel and accountants’ letters to the effect and to the extent provided in Section 2.5(k) and enter into any other such customary agreements and take all such other actions as the Holders of a majority of the Registrable Shares covered by the Registration Statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares. The selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such selling Holders;

(q) make every reasonable effort to prevent the entry of any order suspending the effectiveness of the Registration Statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

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(r) provide a CUSIP number for all Registrable Shares not later than the effective date of the Registration Statement with respect thereto;

(s) in connection with an Underwritten Registration, make such representations and warranties to the selling Holders of such Registrable Shares and the underwriters with respect to the Registrable Shares and the Registration Statement as are customarily made by issuers to underwriters in primary underwritten offerings and deliver such documents and certificates as may be reasonably requested by each seller of Registrable Shares covered by the Registration Statement and by the underwriters to evidence compliance with such representations and warranties and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(t) advise each selling Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance or threat of issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(u) upon request and subject to appropriate confidentiality obligations, furnish to each selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other Governmental Authority relating to such offering of Registrable Shares; and

(v) during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Shares by reason of the limitations set forth in Regulation M of the Exchange Act.

Section 2.6 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any Material Disclosure Event, such Holder shall promptly discontinue such Holder’s disposition of Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company (the “Advice”) that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any Suspension Notice, the applicable Effectiveness Period relating to the disposition of such Registrable Shares shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus or the Advice (such period, a “Suspension Period”). The Company shall use commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable and shall as promptly as practicable after the expiration of the Suspension Period prepare a post-effective amendment or supplement to the Registration Statement or the prospectus or any document incorporated therein by reference, or file any required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, the prospectus will not include an untrue

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statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than two (2) Suspension Periods during any consecutive twelve (12)-month period, which Suspension Periods shall have durations of not more than one hundred twenty (120) days in the aggregate; provided that a Suspension Period shall automatically expire upon the public disclosure of the information to which the Material Disclosure Event relates.

Section 2.7 Registration Expenses. Except as specifically set forth elsewhere in this Agreement, the Company shall pay all reasonable, out-of-pocket fees and expenses incident to any registration of the Registrable Shares hereunder, including all expenses incident to the Company’s performance of or compliance with this Article 2, all registration and filing fees, all internal fees and expenses of the Company (including any allocation of salaries of employees of the Company or any of its Subsidiaries or other general overhead expenses of the Company and its Subsidiaries or other expenses related to the preparation of financial statements or other data normally prepared by the Company and its Subsidiaries in the ordinary course of business and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with any applicable Governmental Authority, as may be required by the rules and regulations of such Governmental Authority, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares), messenger, duplicating, distribution and delivery expenses, the expense of any annual audit or quarterly review, the expense of any liability insurance, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for the Company and fees and expenses of its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration and the reasonable fees and expenses of any one (1) counsel for all Holders participating in such registration shall be paid for by the Company, which counsel shall be selected by the Holders of a majority of the Registrable Shares. Any underwriting discounts, commissions, fees or stock transfer taxes attributable to the sale of the Registrable Shares shall be borne by the Holders pro rata on the basis of the number of shares so registered whether or not any Registration Statement becomes effective, and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder (other than as set forth in the preceding sentence) shall be borne by such Holder.

Section 2.8 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each seller of Registrable Shares, its Affiliates and their respective employees, advisors, agents, representatives, successors, stockholders, partners, members, officers, and directors, each other Person who participates as an underwriter, broker or dealer in any offering or sale of securities and each other Person who controls such seller or any such participating Person (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Holder Covered Persons”) against, and reimburse, (i) any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable attorneys’ fees and disbursements, other than to the extent limited by Section 2.8(c) and (d)), (x) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the

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statements therein not misleading, and (y) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any prospectus, preliminary prospectus, Disclosure Package or Issuer Free Writing Prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission; and (iii) any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or the Exchange Act, to the extent that any such expense or cost is not paid under clauses (i) or (ii) above; except (A) insofar as any such statements or omissions are caused by or contained in written information furnished to the Company by such seller or any Holder Covered Person specifically for inclusion in such Registration Statement, prospectus, preliminary prospectus, Disclosure Package, Issuer Free Writing Prospectus, amendment or supplement thereto or (B) to the extent that any loss, claim, damage, liability or expense is incurred by a seller of Registrable Shares as a result of selling such Registrable Shares during a Suspension Period.

(b) In connection with any Registration Statement or prospectus in which a seller of Registrable Shares is participating pursuant to this Article 2, each such seller shall furnish to the Company such written information and affidavits regarding such seller, the Registrable Shares and the intended distribution thereof as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and as shall be reasonably required in connection with any registration, qualification or compliance required in connection with this Article 2 and, to the fullest extent permitted by applicable law, each such seller shall indemnify the Company, and its officers and directors and each other Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any of its or their respective officers, directors, employees, agents, representatives, successors, members, stockholders and partners (the “Company Covered Persons”) against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable attorneys’ fees and disbursements, other than to the extent limited by Section 2.8(c) and (d)), (x) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any prospectus, preliminary prospectus, Disclosure Package or Issuer Free Writing Prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but, in the case of either (x) or (y), only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information furnished by such seller or any Holder Covered Person specifically stating that it has been provided for inclusion in such Registration Statement, prospectus, preliminary prospectus, Disclosure Package or Issuer Free Writing Prospectus or amendment or supplement thereto, or document incorporated

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by reference therein; provided that the obligation to indemnify shall be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares shall be in proportion to, and shall be limited to, the net amount of proceeds received by such seller from the sale of Registrable Shares pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to give such notice shall not limit the rights of such Person or relieve the indemnifying party from any liability that it may have under subsection (a) and (b) above unless and only to the extent that failure to give such notice materially prejudices the indemnifying party; and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and any indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim at the expense of such indemnified person, unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party when permitted hereunder, the indemnified party shall be entitled to assume and control such defense and to settle and agree to pay in full such claim without the consent of the indemnifying party without prejudice to the ability of the indemnified party to enforce its claim for indemnification against the indemnifying party hereunder.

(d) Except as otherwise provided in the preceding paragraph, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which consent shall not be unreasonably withheld or delayed. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim (i) unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party and (B) such settlement or compromise does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of the indemnified party or (ii) if such settlement or compromise provides for injunctive or other non-monetary relief, in each case, unless the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(e) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8(a) or Section 2.8(b) are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party from the offering of Registrable Shares (taking into account the portion of the proceeds of the offering realized by each such party, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated in this

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clause (ii), in such proportion as is appropriate not only to reflect the relative benefits referred to in clause (i), but also the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the actions or omissions that resulted in the losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(e) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one (1) entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include (subject to any limitation set forth thereon) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8(c) and (d), defending any such action, proceeding or claim. Notwithstanding the provisions of this Section 2.8(e), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages that such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8(e) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint and several. If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 2.8(a) and Section 2.8(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8(e) subject, in the case of the Holders, to the limits set forth in Section 2.8(b).

(f) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities and the termination of this Agreement. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

(g) As used in this Section 2.8, the terms “officers” and “directors” shall include the direct or indirect partners, members or managers of Holders of Registrable Shares that are partnerships or limited liability companies, as the case may be.

Section 2.9 Transfer of Registration Rights. Provided that the Company is given prompt written notice by the Holder of Registrable Shares of any transfer of Registrable Shares by such Holder of Registrable Shares stating the name and address of the transferee of such Registrable Shares and identifying the securities with respect to which the rights under this Article 2 are being assigned, the rights of such Holder of Registrable Shares under this Article 2 may be transferred in whole or in part at

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any time to any such transferee, so long as such transfer of securities is in accordance with all applicable state and federal securities laws and regulations, with the Company’s Amended and Restated Certificate of Incorporation (as the same may be amended from time to time), with this Agreement and the provisions of any other instruments executed by and among each of the parties hereto (including the Common Stock Purchase Agreement), and such transferee agrees in writing to be bound by the terms of this Agreement by executing and delivering a Joinder Agreement in the form of Exhibit A hereto (the “Joinder Agreement”). The Company shall be responsible for the expenses of registration in accordance with Section 2.7 of any transferee or assignee pursuant to this Section 2.9 to the same extent as the original transferor.

Section 2.10 Rule 144. The Company shall timely file (taking into account all valid extensions) the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, shall, upon the request of the Holders, make publicly available information substantially similar to the type of information that would be required if the Company was subject to rules under the Securities Act and the Exchange Act) and shall use commercially reasonable efforts to take such further action as the Holders may reasonably request, in each case to the extent required from time to time to enable the Holders to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the reasonable request of any Holder, the Company shall deliver to such parties a written statement as to whether it has complied with such requirements, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any Holder in availing itself of any rule or regulation of the SEC permitting the selling of any the securities without registration and shall, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by the Company’s principal financial officer, stating (a) the Company’s name, address and telephone number (including area code), (b) the Company’s Internal Revenue Service identification number, (c) the Company’s SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and has filed the most recent annual report required to be filed thereunder.

Section 2.11 Preservation of Rights.

(a) Notwithstanding anything herein to the contrary, the registration rights contemplated hereby will not be more favorable in any material respect than or otherwise inconsistent with the registration rights granted to the “Holders” under the Company’s Registration Rights Agreement dated August 31, 2012 and such “Holders” shall be treated pari passu or with priority with respect to the Holders hereunder and have priority over the Holders hereunder.

(b) From and after the date of this Agreement, the Company shall not (a) enter into any agreement with any Holder or prospective holder of any securities of the Company providing for the granting to the holder of registration rights that are more favorable in any material respect than or are otherwise inconsistent with the rights granted hereunder and which does not expressly provide that the Holders in this Agreement shall be treated pari passu or with priority with respect to such other holders have priority over such new holders of securities of the Company in any subsequent registration statement or (b) with respect to its securities, enter into any agreement or arrangement, take any action, or permit any change to occur that violates or subordinates the rights expressly granted to the Holders in this Agreement.

20

Section 2.12 Applicability of Rights to Holders in the Event of an Acquisition. In the event the Company merges into, consolidates with, sells substantially all of its assets to or otherwise becomes an Affiliate of a Person pursuant to a transaction or series of related transactions in which Holders or the respective members, partners or shareholders, as applicable, of the Holders receive equity securities of such Person (or of any Affiliate of such Person) in exchange for shares of Common Stock held by such Holders, all of the rights of the Holders set forth in this Agreement shall continue in full force and effect and shall apply to the Person the equity securities of which are received by such Holders pursuant to such transaction or series of related transactions. The Company agrees that the Company shall not enter into any agreement that has the effect set forth in the first clause of the preceding sentence unless such Person agrees to be bound by the foregoing provision.

Section 2.13 Deemed Underwriters. To the extent that, in connection with a registration of any of the Registrable Shares under the Securities Act pursuant to Section 2.1, any selling Holder is deemed to be an underwriter of Registrable Shares pursuant to any SEC comments or policies, the Company agrees that (1) the indemnification and contribution provisions contained in Section 2.8 shall be applicable to the benefit of such selling Holder in its role as deemed underwriter in addition to its capacity as Holder and (2) such selling Holder shall be entitled to conduct the due diligence which it would normally conduct in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

Section 2.14 Cooperation by Holders. Each selling Holder agrees to furnish to the Company a completed questionnaire (a “Selling Securityholder Questionnaire”) not later than five (5) Business Days following the date on which such Holder receives the form of Selling Securityholder Questionnaire with respect to any Registration Statement. A Holder shall provide to the Company all such information, including information regarding such Holder and the distribution proposed by such Holder, and all such materials, including a Selling Securityholder Questionnaire and updates thereto, as may be requested, and take all such action, in each case as may be required or reasonably requested in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act and any applicable regulatory or self-regulatory authority and the obligations and requirements of this Agreement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Agreement to register the Registrable Shares held by such Holder.

ARTICLE 3

TERMINATION

Section 3.1 Termination. The registration rights granted by this Agreement shall terminate upon the earlier to occur of the following (a) the Holders have sold all of the Registrable Shares, (b) all of the Registrable Shares covered by a Registration Statement may be sold by the Holders without volume restrictions pursuant to Rule 144 of the Securities Act or (c) the third anniversary of the effective date of the Registration Statement. This Agreement may be terminated at any time by the written agreement of holders of at least 75% of all Registrable Shares then outstanding.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Whole Agreement. This Agreement, together with the Commitment Letter and the Common Stock Purchase Agreement, constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and

21

thereof (other than the non-disclosure and confidentiality agreements, if any, between the Company and the Holders signed in anticipation of an equity financing in the Company); provided, that in the event of any conflict or ambiguity between the terms of the Commitment Letter and the terms of this Agreement, the terms of this Agreement shall control.

Section 4.2 Successors and Assigns. Except as otherwise provided herein, no party hereto may assign, directly or indirectly, by operation of law or otherwise, any of its respective rights or delegate any of its responsibilities, liabilities or obligations under this Agreement, without the prior written consent of each other party hereto.

Section 4.3 Amendment and Waiver. Except as otherwise provided herein and other than as a result of the execution and delivery of a Joinder Agreement, no amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such amendment, alteration, modification or waiver is approved in writing by the Company and the Holders of a majority of the Registrable Shares; provided, however, that no amendment, alteration, modification or waiver of the rights of any Holder may be made without such Holder’s prior written consent if such amendment, alteration, modification or waiver would have an Adverse Effect on such Holder’s rights under this Agreement. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 4.4 Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. If any provision of this Agreement shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the parties hereto intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable law and that such modified provision shall thereafter be enforced to the fullest extent possible.

Section 4.5 Remedies. The Parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief including specific performance without bond or other security being required.

Section 4.6 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Parties (including any permitted transferees that hereafter become Parties in accordance with Section 2.9) to this Agreement, or any of their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein.

Section 4.7 Counterparts. This Agreement may be executed in several counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

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Section 4.8 Notices

(a) Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i) in writing in English; and

(ii) delivered by hand, fax, email or other electronic transmission, registered post or by courier using a nationally recognized overnight delivery or courier company.

(b) Notices to the Company shall be sent to at the following address, or such other person or address as the Company may notify to the stockholders from time to time:

Par Petroleum Corporation

800 Gessner Road, Suite 875

Houston, Texas 77024

Facsimile: (832) 565-1207

Attention: Brice Tarzwell

Email: btarzwell@txnenergy.com

with copies to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Facsimile: (713) 228-1331

Attention: E. James Cowen

E-mail: jcowen@porterhedges.com

Neal, Gerber & Eisenberg LLP

2 N. LaSalle Street, Suite 1700

Chicago, Illinois 60602

Facsimile: (312) 578-1796

Attention: David S. Stone

E-mail: dstone@ngelaw.com

(c) Notices to the Holders shall be sent to such Holders at the addresses set forth on each Holder’s signature page hereto or as provided on any Joinder Signature Page, as applicable, or such other addresses as the applicable Holder may notify the Company in writing from time to time in accordance with this Section 4.8.

(d) A Notice shall be effective upon receipt and shall be deemed to have been received:

(i) at the time of delivery, if delivered by hand, registered post or courier; and

(ii) at the expiration of two (2) hours after completion of the transmission, if sent by electronic transmission;

23

provided that if a Notice would become effective under the above provisions after 5:30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9:30 a.m. on the next Business Day. References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

(e) Subject to the foregoing provisions of this Section 4.8, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post, overnight delivery service or courier to the relevant address pursuant to the above provisions or that the electronic transmission report (call back verification) states that the communication was properly sent or an e-mail was timely and properly sent attaching a copy of the subject notice as a .pdf.

Section 4.9 Governing Law and Venue; Waiver of Jury Trial

(a) THIS AGREEMENT AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION AND DELIVERY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(b) ANY ACTION, SUIT OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL ONLY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT, AND EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT ANY ACTION, SUIT OR PROCEEDING, SEEKING TO ENFORCE A FINAL JUDGMENT RENDERED IN SUCH COURT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION. PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 4.8 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING

24

TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.9. IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 4.10 Independent Nature of Each Holder’s Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and each Holder shall not be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein and no action taken by any Holder pursuant hereto, shall be deemed to constitute such Holders as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(This space intentionally left blank)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PAR PETROLEUM CORPORATION

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

ZCOF PAR PETROLEUM HOLDINGS, L.L.C.		Signature:
[Name of Entity]		Name:
By:	/s/ Philip G. Tinkler
Name:	Philip G. Tinkler
Title:	Vice President
Taxpayer ID #:

ADDRESS FOR NOTICE:

2 North Riverside Plaza Suite 600
Chicago IL 60606
Attention:	Philip G. Tinkler
Tel:
Fax:
E-mail

With a copy to:
Same

Attention:	Jon Wasserman
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:			FOR INDIVIDUAL INVESTORS:

WHITEBOX CONCENTRATED CONVERTIBLE ARBITRAGE PARTNERS, LP			Signature:

By:	Whitebox Concentrated Convertible Arbitrage Advisors, LLC; its General Partner		Name:

	By:	Whitebox Advisors, LLC; its Managing
Member
	By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Operating Officer
Taxpayer ID #

WHITEBOX SPECIAL OPPORTUNITIES FUND, LP – SERIES O

By:	Whitebox Special Opportunities Advisors, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member
	By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Operating Officer
Taxpayer ID #

WHITEBOX ASYMMETRIC PARTNERS, LP

By:	Whitebox Asymmetric Advisors, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member
	By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Operating Officer
Taxpayer ID #

[Signature Page to Registration Rights Agreement]

WHITEBOX CREDIT ARBITRAGE PARTNERS, LP

By:	Whitebox Credit Arbitrage Advisors, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member
	By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Operating Officer
Taxpayer ID #

PANDORA SELECT PARTNERS, LP

By:	Pandora Select Advisors, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member
	By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Operating Officer
Taxpayer ID #

WHITEBOX MULTI-STRATEGY PARTNERS, LP

By:	Whitebox Multi-Strategy Partners, LLC; its General Partner

	By:	Whitebox Advisors, LLC; its Managing Member
	By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Operating Officer
Taxpayer ID #

[Signature Page to Registration Rights Agreement]

WHITEBOX INSTITUTIONAL PARTNERS, LP

By:	Whitebox Advisors, LLC; its Managing Member

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Chief Operating Officer
Taxpayer ID #

WHITEBOX TACTICAL OPPORTUNITIES FUND, a series of Whitebox Mutual Funds, a Delaware Statutory Trust

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Chief Operating Officer
Taxpayer ID #

ADDRESS FOR NOTICE:

3033 Excelsior Blvd. Suite 300

Minneapolis, MN 55416

Attention:	Jake Mercer
Tel:
Fax:
E-Mail

With a copy to:

3033 Excelsior Blvd. Suite 300

Minneapolis, MN 55416

Attention:	Jessica Smith
Tel:
Fax:
E-Mail

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

ICQ INVESTMENTS, LP, SERIES 10		Signature:

By: ICONIQ Management, LLC
Its: General Partner
Name:
By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

Taxpayer ID #:

ADDRESS FOR NOTICE:

394 Pacific Ave, 2nd Floor

San Francisco, CA 94111

Tel:
Fax:
E-Mail:

With a copy to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention:	Ilan S. Nissan
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

ICQ INVESTMENTS, LP, SERIES 12		Signature:

By: ICONIQ Management, LLC
Its: General Partner
Name:
By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

Taxpayer ID #:

ADDRESS FOR NOTICE:

394 Pacific Ave, 2nd Floor

San Francisco, CA 94111

Tel:
Fax:
E-Mail:

With a copy to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention:	Ilan S. Nissan
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

MC PAR, LLC		Signature:
[Name of Entity]		Name:
By:	/s/ Wendy V. Kane
Name:	Wendy V. Kane
Title:	Designated Person
Taxpayer ID #:

ADDRESS FOR NOTICE:

5251 DTC Parkway, Ste. 995

Greenwood Village, CO 80111

Attention:	Wendy Kane
Tel:
Fax:
E-mail:

With a copy to:
BIS Law, LLC

600 S. Cherry Street Suite 1125

Denver, CO 80246

Attention:	Brent Slosky
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

BAMBOULA PARTNERS LP		Signature:
[Name of Entity]		Name:
By: Bamboula GP LLC, its General Partner
By:	/s/ Lewis M. Linn
Name:	Lewis M. Linn
Title:	President
Taxpayer ID #:

ADDRESS FOR NOTICE:

3555 Timmons Lane, Suite 800
Houston, TX 77027
Attention:	Lewis M. Linn
Tel:
Fax:
E-mail:

With a copy to:

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

HIGHBRIDGE INTERNATIONAL LLC		Signature:

[Name of Entity]		Name:
By: Highbridge Capital Management, LLC, as Trading Manager
By:	/s/ Jason Hempel
Name:	Jason Hempel
Title:	Managing Director
Taxpayer ID #:

ADDRESS FOR NOTICE:

40 West 57th Street – 32nd Floor
New York, NY 10019
Attention:	Anthony Vernale
Tel:
Fax:
E-mail:

With a copy to:

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:	FOR INDIVIDUAL INVESTORS:

	Signature:	/s/ Leon Cooperman
[Name of Entity]	Name:	Leon Cooperman
By:
Name:		(By: David Bloom, authorized signatory)
Title:
Taxpayer ID #:

ADDRESS FOR NOTICE:

Attention:
Tel:
Fax:
E-mail

With a copy to:

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

CHATHAM EUREKA FUND L.P.		Signature:
[Name of Entity]		Name:

By:	Chatham Asset Management, LLC Investment Adviser

By:	/s/ Anthony Melchiorre
Name:	Anthony Melchiorre
Title:	Managing Member
Taxpayer ID #:

ADDRESS FOR NOTICE:

Chatham Asset Management, LLC
Attention:	Albert Reyes
Tel:
Fax:
E-mail

With a copy to:

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

BERNARD OSHER TRUST DTD 3/8/88		Signature:
[Name of Entity]		Name:
By:	/s/ Bernard Osher
Name:	Bernard Osher
Title:	Trustee
Taxpayer ID #:

ADDRESS FOR NOTICE:

One Ferry Building, Suite 255
San Francisco, CA 94111
Attention:	Bernard Osher
Tel:
Fax:
E-mail

With a copy to:
H. Thomas Moffett
One Ferry Building, Suite 255
San Francisco, CA 94111
Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

THIRD AVENUE SPECIAL SITUATIONS (MASTER) FUND, L.P.		Signature:
[Name of Entity]		Name:
By:	/s/ W. James Hall
Name:	W. James Hall
Title:	General Counsel
Taxpayer ID #:

ADDRESS FOR NOTICE:

622 Third Avenue
New York, New York 10017
Attention:	Brian S. Lennon
Tel:
Fax:
E-mail

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

THE JERALD AND MELODY HOWE WEINTRAUB REVOCABLE TRUST		Signature:
[Name of Entity]		Name:
By:	/s/ Jerald M. Weintraub
Name:	Jerald M. Weintraub
Title:	Trustee
Taxpayer ID #:

ADDRESS FOR NOTICE:

c/o Weintraub Capital Management, L.P.
3527 Mt. Diablo Blvd. #322
Lafayette, CA 94549
Attention:	Nancy DeSchane / Jerald Weintraub
Tel:
Fax:
E-mail
AND
With a copy to:

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

JACOBY ENTERPRISES INC.		Signature:
[Name of Entity]		Name:
By:	/s/ Jon E.M. Jacoby
Name:	Jon E.M. Jacoby
Title:	President
Taxpayer ID #:

ADDRESS FOR NOTICE:

100 Morgan Keegan Dr. Ste 500
Little Rock, AR 72202
Attention:	Jon E.M. Jacoby
Tel:
Fax:
E-mail

With a copy to:

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:	FOR INDIVIDUAL INVESTORS:

	Signature:	/s/ Howard Berkowitz
[Name of Entity]	Name:	Howard Berkowitz
By:
Name:
Title:
Taxpayer ID #:

ADDRESS FOR NOTICE:

Attention:
Tel:
Fax:
E-mail

With a copy to:

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

Groundlayer Capital Inc.		Signature:
[Name of Entity]		Name:
By:	/s/ Robert Grundleger
Name:	Robert Grundleger
Title:	President
Taxpayer ID #:

ADDRESS FOR NOTICE:

150 King St. West Suite 2600
Toronto ON M5H 1J9
Attention:	Robert Grundleger
Tel:
Fax:
E-mail

With a copy to:
Groundlayer Capital Inc.
150 King St. West Suite 2600
Toronto ON M5H 1J9
Attention:	Wendy House
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

DIANE B. WILSEY REVOCABLE TRUST DTD 5/14/02		Signature:
[Name of Entity]		Name:
By:	/s/ Diane B. Wilsey
Name:	Diane B. Wilsey
Title:	Trustee
Taxpayer ID #:

ADDRESS FOR NOTICE:

A. Wilsey Properties Co.
2352 Pine Street, San Francisco, CA 94115
Attention:	Diane B. Wilsey
Tel:
Fax:
E-mail

With a copy to:

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

JBAB HOLDINGS LLLP		Signature:
[Name of Entity]		Name:
By:	/s/ Andrew Blank
Name:	Andrew Blank
Title:	General Partner
Taxpayer ID #:

ADDRESS FOR NOTICE:

3455 NW 54th Street
Miami FL 33142-3309
Attention:	Ross Isaacson
Tel:
Fax:
E-mail

With a copy to:
Feltman & Garrison, PLLP
P.O. Box 9280
Ketchum, ID 83340
Attention:	Mike Feltman
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

COUGAR CAPITAL LLC		Signature:
[Name of Entity]		Name:
By:	/s/ Emanuel E. Geduld
Name:	Emanuel E. Geduld
Title:	Sr. Managing Member
Taxpayer ID #:

ADDRESS FOR NOTICE:

1370 Avenue of the Americas, 30th Fl.
New York, NY 10019
Attention:	Carl J. Bennett
Tel:
Fax:
E-mail

With a copy to:

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

FRIED INVESTMENT CORPORATION		Signature:
[Name of Entity]		Name:
By:	/s/ L. Richard Fried, Jr.
Name:	L. Richard Fried, Jr.
Title:	President
Taxpayer ID #:

ADDRESS FOR NOTICE:

L. Richard Fried, Jr.
841 Bishop St., Ste. 600
Honolulu, Hawaii 96813
Attention:
Tel:
Fax:
E-mail

With a copy to:
N/A

Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

BLACK SWAN ALTERNATIVES, LLC		Signature:
[Name of Entity]		Name:
By:	/s/ Harvey Heller
Name:	Harvey Heller
Title:	Managing Partner
Taxpayer ID #:

ADDRESS FOR NOTICE:

288 9th Street/P.O. Box 770249
Winter Garden, FL 34787
Attention:	Harvey Heller
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With a copy to:
288 9th Street/P.O. Box 770249
Winter Garden, FL 34787

Attention:	Jeff McKinney
Tel:
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E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

WILL K. WEINSTEIN REVOCABLE TRUST UTA dtd 2/27/90		Signature:
[Name of Entity]		Name:
By:	/s/ Will K. Weinstein
Name:	Will K. Weinstein
Title:	Trustee
Taxpayer ID #:

ADDRESS FOR NOTICE:

1 Ferry Building, Suite 255
San Francisco, CA 94111
Attention:	Will K. Weinstein
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With a copy to:
Mike Feltman, Feltman & Garrison
P.O. Box 9280
Ketchum, Idaho 83340
Attention:	M. Feltman
Tel:
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E-mail:

[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

JWLP INVESTMENTS, LTD.		Signature:
[Name of Entity]		Name:
By:	/s/ James. W. Haywood
Name:	James. W. Haywood
Title:	President
Taxpayer ID #:

ADDRESS FOR NOTICE:

345 Augusta
Boerne, TX 78006
Attention:	James W. Haywood
Tel:
Fax:
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With a copy to:

Attention:
Tel:
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[Signature Page to Registration Rights Agreement]

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

FILBERT PARTNERSHIP, LP – Fund 2		Signature:
[Name of Entity]		Name:
By:	/s/ David E. Park III
Name:	David E. Park III
Title:	Authorized Signatory
Taxpayer ID #:

ADDRESS FOR NOTICE:

2754 Vallejo St
San Francisco, CA 94123
Attention:	David Park
Tel:
Fax:
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With a copy to:
David Park
c/o Headlands Capital
1 Ferry Building, Suite 255, San Francisco, CA 94111
Attention:
Tel:
Fax:
E-mail:

[Signature Page to Registration Rights Agreement]